UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2017

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Twin Dolphin Drive, Suite 615 Redwood City, CA	94065 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 1, 2017, Ocera Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MAK LLC, a Delaware limited liability company (“Parent”), MEH Acquisition Co., a Delaware Corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and for limited purposes, Mallinckrodt plc, an Irish public limited company and the ultimate parent entity of Parent and Purchaser (“Mallinckrodt”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) no later than November 16, 2017 to acquire all of the outstanding shares of common stock, $0.00001 par value per share, of the Company (the “Shares”), at an offer price of (i) $1.52 per Share in cash (approximately $42 million in the aggregate) (the “Closing Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR”), which represents the contractual right under a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into among Parent, Continental Transfer & Trust Company, as rights agent (the “Rights Agent”), and for limited purposes, Mallinckrodt, at or prior to the time that Purchaser accepts for payment all Shares tendered (and not validly withdrawn) pursuant to the Offer (the “Offer Acceptance Time”) to receive one or more payments in cash potentially totaling up to $2.58 per Share (approximately $75 million in the aggregate) (the “Contingent Consideration”), contingent upon the achievement of certain milestones (one CVR together with the Closing Amount, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”), in each case without any interest thereon and subject to any required tax withholdings. As a result, the maximum amount payable pursuant to the Merger Agreement is $4.10 per Share.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares, if any, beneficially owned by Parent and affiliated entities, represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (calculated on a fully-diluted basis in accordance with the Merger Agreement) (the “Minimum Condition”), and (ii) those other conditions set forth in Annex I to the Merger Agreement.

The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is twenty (20) business days following the commencement of the Offer. Purchaser may, in its discretion and without the consent of the Company, extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Purchaser is not required to extend the Offer beyond the earlier to occur of the valid termination of the Merger Agreement and the Outside Date (as defined below) (the “Extension Deadline”). Purchaser may not terminate the Offer, or permit the Offer to expire, prior to the Extension Deadline without the prior written consent of the Company.

As soon as practicable following the Offer Acceptance Time and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Purchaser will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), without a meeting or vote of stockholders of the Company. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by the Company, Parent, its affiliated entities or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive the Offer Price.

In addition, at the Effective Time, each option to purchase Shares (a “Company Stock Option”) that is then outstanding and unexercised, whether or not vested and with respect to which the applicable exercise price per Share is less than the Closing Amount (each, an “In the Money Company Stock Option”), will be cancelled and converted into the right of the holder of such In the Money Company Stock Option to receive, for each Share underlying such In the Money Company Stock Option, (i) an amount in cash equal to the excess, if any, of the Closing Amount over the applicable exercise price for such Share, and (ii) one CVR.

At the Effective Time, each Company Stock Option other than an In the Money Company Stock Option that is outstanding and unexercised, whether or not vested (each, an “Out of the Money Company Stock Option”), will be cancelled and converted into the right to receive one or more cash payments, if any, from Parent with respect to each Share subject to the Out of the Money Company Stock Option upon each date that a payment would be required to a holder of a CVR under the terms of the CVR Agreement (each such date, a “Milestone Payment Date”), equal to (i) the amount by which the Per Share Value Paid (as defined in the Merger Agreement) exceeds the exercise price payable per Share subject to such Out of the Money Company Stock Option, less (ii) the amount of all payments previously paid with respect to such Out of the Money Company Stock Option. Notwithstanding the foregoing, any Out of the Money Options with an exercise price per Share equal to or greater than $4.10 will be cancelled at the Effective Time without any consideration payable therefor.

At the Effective Time, each restricted stock unit (“RSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall become fully vested and shall be cancelled and converted at the Effective Time into the right of the holder of such RSU to receive, for each Share underlying such RSU, (i) an amount in cash, equal to the Closing Amount and (ii) one CVR.

In addition, at the Effective Time, each warrant to purchase Shares (a “Company Warrant”), that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and converted into the right of the holder of such Company Warrant to receive, for each Share underlying such Company Warrant, (i) an amount in cash equal to the excess, if any, of the Closing Amount over the applicable exercise price for such Share, and (ii) one (1) CVR. As of the Effective Time, any Company Warrant with respect to which the applicable exercise price per Share is greater than the Closing Amount shall be cancelled without any consideration payable therefor (the “Cancelled Warrants”).

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, the Company has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Merger Agreement also prohibits the Company’s ability to solicit, initiate, knowingly facilitate or knowingly encourage any proposals relating to alternative transactions and restricts the Company’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

In the event the Offer Acceptance Time occurs on or before December 31, 2017 and the Company’s cash and cash equivalents are insufficient to pay and fully discharge the Indebtedness (as defined in the Merger Agreement) and Transaction Expenses (as defined in the Merger Agreement) on or prior to Closing (the “Closing Shortfall”) by more than $250,000, the aggregate amount payable pursuant to the first occurring Milestone Payment (as defined below) shall be reduced by the full amount of the Closing Shortfall. In the event the Offer Acceptance Time occurs after the December 31, 2017 and the Indebtedness and Transaction Expenses due and payable as if the Closing were to occur on December 31, 2017 exceed the Company’s aggregate balance of cash and cash equivalents as of December 31, 2017 by more than $250,000 (the “Measurement Date Shortfall”), the first occurring Milestone Payment shall be reduced by the full amount of the Measurement Date Shortfall.

The board of directors of the Company has unanimously adopted resolutions recommending that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals, or if the transaction is not consummated by the Outside Date. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $1,680,000.

In addition, subject to the terms of the Merger Agreement, either the Company or Parent may terminate the Merger Agreement, at any time prior to the Offer Acceptance Time, if the Merger has not been consummated prior to 5:00 p.m., Eastern Time, on May 1, 2018 (the “Outside Date”).

Completion of the Offer and the Merger is anticipated to occur in the fourth quarter of 2017, although there can be no assurance the Offer will be completed and the Merger will occur within the expected time frame or at all.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, each director and executive officer of the Company, and certain stockholders affiliated with such directors and executive officers (each a “Tendering Stockholder”), entered into a Tender and Support Agreement (the “Tender Agreement”) with Parent and Purchaser, pursuant to which each Tendering Stockholder agreed, among other things, to tender his, her or its Shares and Company Stock Options that are exercised prior to the Offer Acceptance Time, if any (collectively, the “Subject Shares”), pursuant to the Offer and, if necessary, vote his, her or its Subject Shares against any other acquisition proposal, including any superior proposal, and against any other proposed action, agreement or transaction involving the Company that is intended, or would reasonably be likely, to prevent, materially impede, materially delay or otherwise materially and adversely affect or prevent the consummation of the Offer, the Merger or any other transaction contemplated by the Merger Agreement. As of October 31, 2017, approximately 12.7% of the outstanding Shares are subject to the Tender Agreement. The Tender Agreement terminates in the event that the Merger Agreement is terminated. The full text of the form of Tender Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Contingent Value Rights Agreement

At or prior to the Offer Acceptance Time, Parent and Mallinckrodt will enter into the CVR Agreement with the Rights Agent governing the terms of the Contingent Consideration. As provided in the Merger Agreement, each share of Company common stock outstanding (other than certain excluded shares) and each share underlying an In the Money Company Stock Option, Company Warrant (other than Cancelled Warrants) and RSU immediately prior to the Effective Time, or the Offer Acceptance Time in the case of a share of Company common stock validly tendered pursuant to the Offer, will be converted automatically into the right to receive, in addition to the Closing Amount, one CVR, which represents the right to receive the Contingent Consideration if the milestones set forth below are achieved on or before December 31, 2029. The amounts of each of the payments under the CVR will be determined by dividing the aggregate milestone payment amounts set forth below, if achieved (as may be reduced by any payments to certain holders of Out of the Money Company Options or in the event of a Closing Shortfall or Measurement Date Shortfall, if any, each such aggregate milestone payment as may be adjusted, a “Milestone Payment”), by the number of CVRs outstanding on the Record Date (as defined in the CVR Agreement).

•	IV Milestone. Parent will be obligated to pay an aggregate amount equal to $10,000,000 upon the enrollment of the first patient in a Phase 3 clinical trial of an intravenous formulation of the Product (as defined in the CVR Agreement) by Parent, any of its affiliates or their respective licensee or sublicensee with respect to rights to develop or commercialize the Product.

•	Oral Milestone. Parent will be obligated to pay an aggregate amount equal to $15,000,000 upon the enrollment of the first patient in a Phase 3 clinical trial of an oral formulation of the Product by Parent, any of its affiliates or their respective licensee or sublicensee with respect to rights to develop or commercialize the Product.

•	Product Sales Milestone. Parent will be obligated to pay an aggregate amount equal to $50,000,000 upon the first occurrence of the achievement of cumulative Product Sales (as defined in the CVR Agreement) in excess of $500,000,000, by Parent, its affiliates and any other Selling Entity (as defined in the CVR Agreement) and any successors, assigns and transferees.

The right to the Contingent Consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser, the Company or any of their affiliates. There can be no assurance that any of the milestones set forth above will be achieved or that any holders of CVRs will receive payments with respect thereto. The full text of the form of CVR Agreement is attached as an exhibit to the Merger Agreement and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 1, 2017, the board of directors of the Company approved an amendment to the bylaws of the Company (as amended, the “Bylaws”) to explicitly provide that the Court of Chancery of the State of Delaware (or, in case such court does not have jurisdiction, the Federal District Court for the District of Delaware or other competent state court of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. This amendment was effective upon adoption by the board of directors of the Company. The full text of the amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2017, Mallinckrodt and the Company issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is furnished as Exhibit 99.2 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

The Company’s financial advisor for the transaction is MTS Health Partners, LP. and its legal advisor for the transaction is Goodwin Procter LLP.

Additional Information

The foregoing descriptions of the Merger Agreement, the Tender Agreement and the CVR Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, the Tender Agreement, which is attached as Exhibit 99.1 to this report and incorporated herein by reference, and the form of CVR Agreement, which is included as Exhibit A to the Merger Agreement (which is filed as Exhibit 2.1 hereto) and is incorporated herein by reference.

The Merger Agreement, the Tender Agreement and the form of CVR Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each agreement were or will be made only as of specified dates for the purposes of such agreements, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement or Tender Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Mallinckrodt, Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Mallinckrodt, Parent and Purchaser will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. Additionally, the Company, Mallinckrodt, Parent and Purchaser will file other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. All of the tender offer materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Parent and when available may be obtained by directing a request to Mallinckrodt plc’s Investor Relations Department at (314) 654-3638. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations Department (919) 328-1109.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent and Purchaser. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to how many Company stockholders will tender their Shares in the Offer; (ii) the possibility that competing offers will be made; (iii) the possibility that various closing conditions for the transaction may not be satisfied or waived; (iv) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay the termination fee; (v) risks related to obtaining the requisite consents to the Offer and the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vi) the possibility that the transaction may not be timely completed, if at all; (vii) that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty and (viii) if the transaction is consummated, the possibility that the milestones under the CVR Agreement are never achieved and no Contingent Consideration is ever paid. Other factors that could cause actual results to differ materially include those set forth in the Company’s SEC reports, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017. The Company assumes no obligation and does not intend to update these forward-looking statements, except as expressly required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits Number	Description
2.1*	Agreement and Plan of Merger, dated November 1, 2017 by and among Ocera Therapeutics, Inc., MAK LLC, MEH Acquisition Co., and for limited purposes, Mallinckrodt plc.

3.1	Amendment to Bylaws of the Company, dated November 1, 2017.

99.1	Form of Tender and Support Agreement.

99.2**	Joint Press Release of Ocera Therapeutics, Inc. and Mallinckrodt plc, dated November 2, 2017.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2017	Ocera Therapeutics, Inc.

	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer and Treasurer